EXHIBIT 99.1

January 12, 2011

FOR IMMEDIATE RELEASE
Contact: Laura Ulbrandt (212) 460-1900

LEUCADIA NATIONAL CORPORATION AGREES TO VOTE
IN FAVOR OF AMALGAMATION OF
 INMET MINING CORPORATION AND LUNDIN MINING CORPORATION

Leucadia National Corporation (LUK – NYSE) announced today that it has entered into a voting and support agreement with Lundin Mining Corporation (“Lundin”) (LUK - TSX; LUMI - OMX) pursuant to which, and subject to the terms thereof, it has agreed to vote all of the common shares of Inmet Mining Corporation (“Inmet”) (IMN – TSX) beneficially owned by it in favour of an amalgamation of Inmet and Lundin to be effected by way of a plan of arrangement under section 192 of the Canada Business Corporations Act. The arrangement is to be carried out on the terms and subject to the conditions contained in an arrangement agreement between Inmet and Lundin (the “Arrangement Agreement”) that was publicly announced by Inmet and Lundin earlier today.  Pursuant to the Arrangement Agreement, shareholders of Inmet will receive common shares of the amalgamated corporation, Symterra Corporation, on the basis of 3.4918 common shares of Symterra for each Inmet common share held.  As a result, Leucadia would beneficially own approximately 9.44% of the common shares of Symterra upon consummation of the arrangement.

The voting and support agreement contains representations, warranties and covenants customary for an agreement of this nature and will terminate automatically (i) upon the termination of the arrangement agreement between Lundin and Inmet in accordance with its terms, (ii) upon the withdrawal, modification, qualification or change of the recommendation of the Inmet board of directors to its securityholders in respect of the arrangement (other than in connection with an amended transaction that has received the favorable recommendation of the Inmet board of directors), or (iii) on the effective date of the arrangement, whichever is the earliest to occur.

For purposes of Canadian securities laws, Leucadia beneficially owns 11,042,413 common shares of Inmet, or approximately 17.94% of Inmet’s currently issued and outstanding common shares.  These shares are held for investment purposes only, and Leucadia has no current intention of acquiring any further securities of Inmet. Depending upon relevant economic and market conditions prevailing from time to time, and subject to the terms of the voting and support agreement, Leucadia may determine to acquire or to dispose of common shares of Inmet in TSX-traded or privately negotiated transactions or otherwise.

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This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Although Leucadia believes any such statement is based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of factors that may cause results to differ, see Leucadia’s reports filed with the Securities and

Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and its Annual Report on Form 10-K, as amended, for the year ended December 31, 2009. These forward-looking statements speak only as of the date hereof. Leucadia disclaims any intent or obligation to update these forward-looking statements.

Leucadia National Corporation, with its principal business address at 315 Park Avenue South, New York, New York 10010, is a holding company engaged in a variety of businesses.

MK Resources LLC, with its principal business address at 315 Park Avenue South, New York, New York 10010, is an indirect wholly-owned subsidiary of Leucadia National Corporation.  MK Resources LLC is the record holder of 10,663,576 of the Inmet common shares (representing approximately 17.33% of the issued and outstanding Inmet common shares) beneficially owned by Leucadia.

A copy of the early warning report to be filed by Leucadia under applicable Canadian securities laws in connection with the information in this press release may be obtained from Laura E. Ulbrandt, Corporate Secretary at 212-460-1900.

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